EXHIBIT 23.2
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement No.333-48109 of Signature Eyewear, Inc. and subsidiary on Form S-8 of our report, dated January 23, 2004, appearing in this Annual Report on Form 10-K of Signature Eyewear, Inc. and subsidiary for the year ended October 31, 2003 and of our report dated January 23, 2004, relating to the financial statement schedule appearing elsewhere in this registration statement.

/s/ Singer Lewak Greenbaum & Goldstein LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 7, 2006